Exhibit 3.2

AMENDED AND RESTATED BYLAWS

OF

WILLIAM LYON HOMES

Dated as of February 6, 2020

ARTICLE I

Offices

Section 1. Registered Offices. The registered office shall be located at 251 Little Falls Drive, City of Wilmington, County of New Castle, State of Delaware, or such other location as the Board of Directors may determine or the business of the corporation may require, as provided in the Certificate of Incorporation.

Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II

Meetings of Stockholders

Section 1. Place of Meetings. Meetings of stockholders shall be held at any place within or outside the State of Delaware as designated by the Board of Directors. In the absence of any such designation, stockholders’ meetings shall be held at the principal executive office of the corporation.

Section 2. Annual Meeting of Stockholders. If required by applicable law, an annual meeting of stockholders shall be held each year on a date and a time designated by the Board of Directors. At each annual meeting directors shall be elected and any other proper business may be transacted.

Section 3. Quorum; Adjourned Meetings and Notice Thereof. A majority of the stock issued and outstanding and entitled to vote at any meeting of stockholders, the holders of which are present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by law, by the Certificate of Incorporation, or by these Bylaws. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum and the votes present may continue to transact business until adjournment. If, however, such quorum shall not be present or represented at any meeting of the stockholders, a majority of the voting stock represented in person or by proxy may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat.

Section 4. Voting. When a quorum is present at any meeting, in all matters other than the election of directors, the affirmative vote of the holders of a majority in voting power of the stock entitled to vote thereon, present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes, or the Certificate of Incorporation, or these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors. Voting at meetings of stockholders need not be by written ballot.

Section 5. Proxies. At each meeting of the stockholders, each stockholder having the right to vote or to express consent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. All proxies must be filed with the Secretary of the corporation at the beginning of each meeting in order to be counted in any vote at the meeting.

Section 6. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President and shall be called by the President or the Secretary at the request in writing of (i) a majority of the Board of Directors, or (ii) stockholders owning a majority in voting power of the issued and outstanding capital stock of the corporation entitled to vote in the election of directors generally. Any such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of stockholders shall be limited to the purposes stated in the notice.

Section 7. Notice of Stockholders’ Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given which notice shall state the place, date and hour of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Unless otherwise provided by law, the Certificate of Incorporation or these bylaws, the written notice of any meeting shall be given to each stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

Section 8. Maintenance and Inspection of Stockholder List. The officer who has charge of the stock ledger of the corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

Section 9. Stockholder Action by Written Consent Without a Meeting. Unless otherwise provided in the Certificate of Incorporation, any action required to be taken at any annual or special meeting of stockholders of the corporation, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered in accordance with applicable law.

ARTICLE III

DIRECTOR(S)

Section 1. The Number of Directors. The initial number of director(s) shall be equal to the number of director(s) appointed by the incorporator. Thereafter, the Board of Directors shall consist of at least one (1) director, the number thereof to be determined from time to time by resolution of the Board of Directors. The directors need not be stockholders. The directors shall be elected at the annual meeting of the stockholders, except to the extent elected by written consent in lieu thereof or as provided in Section 2 of this Article, and the directors elected shall hold office until his successor is elected and qualified; provided, however, that unless otherwise restricted by the Certificate of Incorporation or by law, any director or the entire Board of Directors may be removed, either with or without cause, from the Board of Directors at any meeting of stockholders by a majority of the stock represented and entitled to vote thereat or by the written consent of such stockholders in lieu of such meeting.

Section 2. Vacancies. Vacancies on the Board of Directors by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. The directors so chosen shall hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If there are no directors in office, then an election of directors may be held in the manner provided by statute.

Section 3. Powers. The property and affairs of the corporation shall be managed by or under the direction of its Board of Directors.

Section 4. Place of Directors’ Meetings. The directors may hold their meetings and have one or more offices, and keep the books of the corporation outside of the State of Delaware.

Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by the Board.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the President on forty-eight hours’ notice to each director. Special meetings shall be called by the President or the Secretary on forty-eight hours’ notice on the written request of two directors unless the Board consists of only one director, in which case special meetings shall be called by the President or Secretary on forty-eight hours’ notice on the written request of the sole director.

Section 7. Quorum. At all meetings of the Board of Directors a majority of the authorized number of directors shall be necessary and sufficient to constitute a quorum for the transaction of business, and the vote of a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute, by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If only one director is authorized, such sole director shall constitute a quorum.

Section 8. Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board or committee, as the case may be, consent thereto in writing or electronic transmission. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board or committee in the same paper or electronic form as the minutes are maintained.

Section 9. Telephonic Meetings. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting of the Board of Directors, or any committee, by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation in a meeting shall constitute presence in person at such meeting.

Section 10. Committees of Directors. The Board of Directors may designate one or more committees, each such committee to consist of one or more of the directors of the corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation’s property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the Bylaws of the corporation; and, unless the resolution or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Unless the Board of Directors otherwise provides, each committee designated by the Board of Directors may make, alter and repeal rules for the conduct of its business. In the absence of such rules each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these bylaws.

Section 11. Minutes of Committee Meetings. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 12. Compensation of Directors. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, the Board of Directors shall have the authority to fix the compensation of directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

ARTICLE IV

OFFICERS

Section 1. Officers. The officers of this corporation shall be chosen by the Board of Directors and shall include a Chairman of the Board of Directors or a President, or both, and a Secretary. The corporation may also have, at the discretion of the Board of Directors, such other officers as are desired, including a Vice-Chairman of the Board of Directors, a Chief Executive Officer, an Executive Chairman, a Treasurer, one or more Vice Presidents, one or more Assistant Secretaries and Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 hereof. At the time of the election of officers, the directors may by resolution determine the order of their rank, if any. Any number of offices may be held by the same person, unless the Certificate of Incorporation or these Bylaws otherwise provide.

Section 2. Election of Officers. The Board of Directors, at its first meeting after each annual meeting of stockholders, shall choose the officers of the corporation.

Section 3. Subordinate Officers. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.

Section 4. Term of Office; Removal and Vacancies. The officers of the corporation shall hold office until their successors are chosen and qualify in their stead. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. If the office of any officer or officers becomes vacant for any reason, the vacancy shall be filled by the Board of Directors.

Section 5. Chairman of the Board. The Chairman of the Board, if such an officer be elected, shall, if present, preside at all meetings of the Board of Directors and exercise and perform such other powers and duties as may be from time to time assigned to him by the Board of Directors or prescribed by these Bylaws. If there is no President, the Chairman of the Board shall in addition be the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in Section 6 of this Article IV.

Section 6. President. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the Co-President shall be the Chief Executive Officer and Executive Chairman of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The Co-Presidents shall preside at all meetings of the stockholders and, in the absence of the Chairman of the Board, or if there be none, at all meetings of the Board of Directors. The Co-Presidents shall be ex-officio members of all committees and shall have the general powers and duties of management usually vested in the office of President and Chief Executive Officer and Executive Chairman of corporations, and shall have such other powers and duties as may be prescribed by the Board of Directors or these Bylaws.

Section 7. Vice Presidents. In the absence or disability of the President, the Vice Presidents in order of their rank as fixed by the Board of Directors, or if not ranked, the Vice President designated by the Board of Directors, shall perform all the duties of the President, and when so acting shall have all the powers of and be subject to all the restrictions upon the President. The Vice Presidents shall have such other duties as from time to time may be prescribed for them, respectively, by the Board of Directors.

Section 8. Secretary. The Secretary shall attend all sessions of the Board of Directors and all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose; and shall perform like duties for the standing committees when required by the Board of Directors. He or she shall give, or cause to be given, notice of all meetings of the stockholders and of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or these

Bylaws. He or she shall keep in safe custody the seal of the corporation, and when authorized by the Board, affix the same to any instrument requiring it, and when so affixed it shall be attested by his or her signature or by the signature of an Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest the affixing by his or her signature.

Section 9. Treasurer. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys, and other valuable effects in the name and to the credit of the corporation, in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his or her transactions as Treasurer and of the financial condition of the corporation. If required by the Board of Directors, he or she shall give the corporation a bond, in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of his or her office and for the restoration to the corporation, in case of his or her death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his or her possession or under his or her control belonging to the corporation.

ARTICLE V

INDEMNIFICATION

Section 1. Right to Indemnification. Each person who was or is made a party to or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that he or she is or was a director or officer of the corporation, or, while serving as a director or officer of the corporation, is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, whether the basis of such Proceeding is an alleged action or inaction in an official capacity as a director or officer or in any other capacity while serving as a director or officer, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the General Corporation Law of the State of Delaware, as amended from time to time (“DGCL”) (or other applicable law), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than such law permitted the corporation to provide prior to such amendment), against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with such Proceeding; provided, however, that, except as provided in clause (ii) of Section 2 of this ARTICLE V with respect to proceedings to enforce rights to indemnification or advancement of expenses or with respect to any compulsory counterclaim brought by such director or officer, the corporation shall indemnify any such director or officer in connection with a Proceeding (or part thereof) initiated by such director or officer only if such Proceeding (or part thereof) was authorized by the Board of Directors. The rights to indemnification set forth in this ARTICLE V shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of his or her heirs, executors and administrators.

Section 2. Right to Advancement of Expenses. In addition to the right to indemnification conferred in Section 1, such director or officer shall have the right to be paid by the corporation the expenses (including attorney’s fees) incurred (i) in defending any such Proceeding in advance of its final disposition or (ii) in a proceeding brought to establish or enforce a right to indemnification or advancement of expenses under this ARTICLE V (the foregoing clauses (i) and (ii) hereinafter an “advancement of expenses”); provided, however, that, if the DGCL (or other applicable law) requires or in the case of an advance made in a proceeding brought to establish or enforce a right to indemnification or advancement of expenses, the payment of such expenses in advance of the final disposition of any such Proceeding shall be made only upon receipt by the corporation of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it should be determined ultimately that he or she is not entitled to be indemnified under this ARTICLE V or otherwise.

Section 3. Right of Claimant to Bring Suit. If a claim under Section 1 or Section 2 of this ARTICLE V is not paid in full by the corporation within (i) ninety (90) days after a written claim for indemnification has been received by the corporation, or (ii) thirty (30) days after a written claim for an advancement of expenses has been received by the corporation, the claimant may at any time thereafter (but not before) bring suit against the corporation to recover the unpaid amount of the claim, together with interest thereon, or to obtain advancement of expenses, as applicable, and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim, including reasonable attorneys’ fees incurred in connection therewith. It shall be a defense to any such action brought to enforce a right to indemnification (but not in an action brought to enforce a right to an advancement of expenses) that the claimant has not yet met the standards of conduct which make it permissible under the DGCL (or other applicable law) for the corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the corporation. Neither the failure of the corporation (or of its full Board of Directors, its directors who are not parties to the Proceeding, a committee of such directors, its stockholders, or independent legal counsel) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL (or other applicable law), nor an actual determination by the corporation (or of its full Board of Directors, its directors who are not parties to the Proceeding, a committee of such directors, its stockholders, or independent legal counsel) that such claimant has not met such applicable standard of conduct, shall be a defense to such action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4. Non-Exclusivity of Rights. The rights conferred by this ARTICLE V shall not be exclusive of any other right which any director, officer, representative, employee or other agent may have or hereafter acquire under the DGCL or any other statute, or any provision contained in the corporation’s Certificate of Incorporation or Bylaws, or any agreement, or pursuant to a vote of stockholders or disinterested directors, or otherwise. In furtherance of the foregoing, the corporation acknowledges that a person may have certain rights to indemnification, advancement of expenses and/or insurance provided by other potential or actual indemnitors. The corporation agrees that (i) it is the indemnitor of first resort (i.e., its indemnification obligations to such person are primary and any indemnification obligation of any other potential or actual indemnitor to advance expenses or to provide indemnification to such person are secondary to any such obligation of the corporation), (ii) that it shall be liable for and required to advance the full amounts set forth in this ARTICLE V without regard to any rights a person may have against any other potential or actual indemnitor and (iii) it irrevocably waives, relinquishes and releases each other potential or actual indemnitor from any and all claims (x) against such indemnitor for contribution, indemnification, subrogation or any other recovery of any kind in respect thereof and (y) that a person must seek advancement or reimbursement, or indemnification, from any other potential or actual indemnitor before the corporation must perform its obligations hereunder. No advancement or payment by any other indemnitor on behalf of a person with respect to any proceeding for which such person has sought indemnification from the corporation shall affect any of the foregoing.

Section 5. Insurance and Trust Fund. In furtherance and not in limitation of the powers conferred by statute:

(1) the corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of law; and

(2) to the fullest extent permitted by law, the corporation may create a trust fund, grant a security interest and/or use other means (including, without limitation, letters of credit, surety bonds and/or other similar arrangements), as well as enter into contracts providing indemnification to the fullest extent permitted by law and including as part thereof provisions with respect to any or all of the foregoing, to ensure the payment of such amount as may become necessary to effect indemnification as provided therein, or elsewhere.

Section 6. Indemnification of Employees and Agents of the Corporation. The corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, including the right to advancement of expenses, to any employee or agent of the corporation to the fullest extent of the provisions of this ARTICLE V or otherwise with respect to the indemnification and advancement of expenses of directors and officers of the corporation.

Section 7. Amendment. Any repeal or modification of this ARTICLE V shall not change the rights of an officer or director to indemnification with respect to any action or omission occurring prior to such repeal or modification.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Certificates. At the option of the Board of Directors, the stock of the corporation may be (i) uncertificated, evidenced by entries into the corporation’s stock ledger or other appropriate corporate books and records, as the Board of Directors may determine from time to time, or (ii) evidenced by a certificate signed by, or in the name of the corporation by, the Chairman or Vice-Chairman of the Board of Directors, or the President or a Vice President, and by the Secretary or an Assistant Secretary, or the Treasurer or an Assistant Treasurer of the corporation, certifying the number of shares represented by the certificate owned by such stockholder in the corporation.

Section 2. Signatures on Certificates. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer, transfer agent, or registrar at the date of issue.

Section 3. Lost Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

Section 4. Transfers of Stock. Upon surrender to the corporation, or the transfer agent of the corporation, of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

Section 5. Fixed Record Date. In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders, or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting. In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors.

Section 6. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, save as expressly provided by the laws of the State of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the applicable provisions of the DGCL, and the provisions of the Certificate of Incorporation.

Section 2. Payment of Dividends; Directors’ Duties. Before payment of any dividend there may be set aside out of any funds of the corporation available for dividends such sum or sums as the directors from time to time, in their absolute discretion, think proper as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the directors shall think conducive to the interests of the corporation, and the directors may abolish any such reserve.

Section 3. Checks. All checks or demands for money and notes of the corporation shall be signed by such officer or officers as the Board of Directors may from time to time designate.

Section 4. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

Section 5. Corporate Seal. The corporate seal shall have inscribed thereon the name of the corporation, the year of its organization and the words “Corporate Seal, Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

Section 6. Manner of Giving Notice. .

(a)    Without limiting the manner by which notice otherwise may be given effectively to stockholders, any notice to stockholders given by the corporation under any provision of the General Corporation Law, the certificate of incorporation or these bylaws may be given in writing directed to the stockholder’s mailing address (or by electronic transmission directed to the stockholder’s electronic mail address, as applicable) as it appears on the records of the corporation. Notice shall be given (i) if mailed, when deposited in the United States mail, postage prepaid, (ii) if delivered by courier service, the earlier of when the notice is received or left at the stockholder’s address, or (iii) if given by electronic mail, when directed to such stockholder’s electronic mail address (unless the stockholder has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the General Corporation Law to be given by electronic transmission). A notice by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation. A notice by electronic mail will include any files attached thereto and any information hyperlinked to a website if such electronic mail includes the contact information of an officer or agent of the corporation who is available to assist with accessing such files or information. Any notice to stockholders given by the corporation under any provision of the General Corporation Law, the certificate of incorporation or these bylaws provided by means of electronic transmission (other than any such notice given by electronic mail) may only be given in a form consented to by such stockholder, and any such notice by such means of electronic transmission shall be deemed to be given as provided by the General Corporation Law.

(b)    Except as otherwise provided herein or permitted by applicable law, notices to any director may be in writing and delivered personally or mailed to such director at such director’s address appearing on the books of the corporation, or may be given by telephone or by any means of electronic transmission (including, without limitation, electronic mail) directed to an address for receipt by such director of electronic transmissions appearing on the books of the corporation.

(c)    Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the corporation under any provision of applicable law, the certificate of incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the corporation. Any stockholder who fails to object in writing to the corporation, within 60 days of having been given written notice by the corporation of its intention to send the single notice permitted under this Section 6(c), shall be deemed to have consented to receiving such single written notice.

Section 7. Waiver of Notice. Whenever any notice is required to be given under the provisions of the statutes or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any regular or special meeting of the stockholders, directors, or members of a committee of directors need be specified in a waiver of notice.

ARTICLE VIII

AMENDMENTS

Amendment by Directors or Stockholders. These Bylaws may be altered, amended or repealed or new Bylaws may be adopted by the stockholders or by the Board of Directors, when such power is conferred upon the Board of Directors by the Certificate of Incorporation, at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors, or upon the written consent of such stockholders or the Board of Directors, in lieu thereof. If the power to adopt, amend or repeal Bylaws is conferred upon the Board of Directors by the Certificate of Incorporation it shall not divest or limit the power of the stockholders to adopt, amend or repeal Bylaws.

* * * * *